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                                 AMENDMENT NO. 1

                                       TO

                               FACTORING AGREEMENT


     THIS AMENDMENT NO. 1 TO FACTORING AGREEMENT (this "Amendment") is entered into as of November 27, 2002, by and between BERNARD CHAUS, INC. a New York corporation (the "Company") and THE CIT GROUP/COMMERCIAL SERVICES, INC. ("CIT").

                                   BACKGROUND

     Chaus and CIT are parties to a Factoring Agreement dated as of September 27, 2002 (as amended, modified, restated or supplemented from time to time, the "Factoring Agreement") pursuant to which CIT provides financial accommodations to the Company.

     The Company has requested that CIT make certain amendments to the Factoring Agreement, and CIT is willing to do so on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of the Company by CIT, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Factoring Agreement.

     2.  Amendment to Factoring Agreement.

         (a) Section 14.1 is amended in its entirety to provide as follows:

              "14.1. Interest is charged on any adjustments under this Agreement and on any advances that may be made under section 6 above, as of the last day of each month based on the daily debit balances in your Funds In Use account for that month, at a rate equal to the sum of the Applicable Margin (as defined in the Financing Agreement as defined in Section 17.1 below) plus the Chase Prime Rate (defined below). The Chase Prime Rate is the per annum rate of interest publicly announced by JPMorganChase Bank (or its successor) in New York, New York from time to time as its prime rate, and is not intended to be the lowest rate of interest charged by JPMorganChase Bank to its borrowers. Any change in the rate of interest hereunder due to a change in the Chase Prime Rate will take effect as of the first of the month following such change in the Chase Prime Rate. Interest will be credited as of the last day of each month based on the daily credit balances in your Funds In Use account for that month, at a rate three percent (3%)


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         per annum below the Chase Prime Rate being used to calculate interest for the period. All interest is calculated on a 360 day year.

         (b) Section 15.1 is amended in its entirety to provide as follows:

              "15.1. For our services hereunder, you will pay us a factoring fee or charge of four-tenths of one percent (.40%) of the gross face amount of all Accounts factored with us, but in no event less than $1.50 per invoice. In addition, you will pay a fee of one-quarter of one percent (1/4 of 1%) of the gross face amount of each Account for each thirty
         (30) day period or part thereof by which the longest terms of sale applicable to such Account exceed sixty (60) days (whether as originally stated or as a result of a change of terms requested by you or the customer). For Accounts arising from sales to customers located outside the fifty states of the United States of America, you will pay us an additional factoring fee of one percent (1%) of the gross face amount of all such Accounts. All factoring fees or charges are due and charged to your account upon our purchase of the underlying Account. Commencing on even date herewith, if the actual factoring fees or charges collectively paid to us by (i) you pursuant to this Agreement and (ii) S.L. Danielle Acquisition, LLC ("Danielle Acquisition") pursuant to that certain Factoring Agreement dated as of November 27, 2002 by and between us and Danielle Acquisition, during any year or part thereof (each a "Period"), are less than five hundred thousand dollars ($500,000) in the aggregate ("Minimum Factoring Fees"), we shall charge your account as of the end of such Period with an amount equal to the difference between the actual factoring fees or charges paid during such Period and said Minimum Factoring Fees."

         (c) Section 15.4 is amended in its entirety to provide as follows:

              "15.4 In addition to the fees and charges which may be payable by you to us under this Agreement, you will also pay to us upon our performance of any field examination or other business analysis (including, without limitation, audits or inspections), the need for which is to be determined by us, on demand, a fee in an amount equal to Seven Hundred Fifty Dollars ($750.00) per day, per person, for each person employed to perform such field examination, together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection (including, without limitation, the fees, costs and expense of third parties), but in no event shall any such fees be duplicative of any other fees or expenses set forth in this Agreement or in the Factoring Agreement with Danielle Acquisition dated the date hereof."


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     3.  Conditions of Effectiveness.  This Amendment shall become effective upon satisfaction of the following conditions precedent: CIT shall have received
(i) five (5) copies of this Amendment executed by the Company and CIT and (ii) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by CIT or its counsel, each of which shall be in form and substance satisfactory to CIT and its counsel.

     4. Representations and Warranties. The Company hereby represents and warrants as follows:

         (a) This Amendment and the Factoring Agreement, as modified hereby, constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.

         (b) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

         (c) As of the date hereof, the Company has no defense, counterclaim or offset with respect to the Factoring Agreement.

     5. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflicts of laws principles thereto that would call for the application of the laws of any other jurisdiction.

     6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     7. Counterparts, Facsimile Signatures. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     8.  Effect on the Factoring Agreement.

         (a) Upon the effectiveness of this Amendment, each reference in the Factoring Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Factoring Agreement as modified hereby.

         (b) Except as specifically modified hereby, the Factoring Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of CIT, nor constitute a waiver of any

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provision of the Factoring Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.


                                       BERNARD CHAUS, INC.


                                       By: /s/ Nicholas P. DiPaolo
                                          --------------------------------------


                                       THE CIT GROUP/COMMERCIAL SERVICES, INC.


                                       By: /s/ John Szwalek
                                          --------------------------------------